SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Wayne Savings Bancshares, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                 31-1557791
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



151 North Market Street, Wooster, Ohio                                 44691
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(Address of Principal Executive Offices)                            (Zip Code)

         If this form relates to the            If this form relates to the
         registration of a class of             registration of a class of
         securities pursuant to Section         securities pursuant to Section
         12(b) of the Exchange Act and          12(g) of the Exchange Act and
         is effective pursuant to General       is effective pursuant to General
         Instruction A.(c), please check        Instruction A.(d), please check
         the following box.| |                  the following box.: |X|

         Securities Act registration statement file number to which this form relates: 333-69600
         ----------

         Securities to be registered pursuant to Section 12(b) of the Act:

                   None                                N/A
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              (Title of Class)           (Name of Each Exchange on Which
                                          Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock par value $0.10 per share
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Comparison of Stockholders' Rights," "Description of Capital Stock of Wayne Savings Bancshares, Inc. Following the Conversion," and "Restrictions on Acquisition of Wayne Savings Bancshares, Inc.," in the Registrant's Registration Statement on Form SB-2 (File No. 333-69600), as filed September 18, 2001 and as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17, 2002, and November 8,
2002, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws, reference is made to "Comparison of Stockholders' Rights" in the Registrant's Registration Statement on Form SB-2 (Registration Number 333-69600) dated September 18, 2001, as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17, 2002, and November 8, 2002.

Item 2.  Exhibits.

         1. Registration Statement on Form SB-2 (File No. 333-69600), as filed September 18, 2001 and as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17,
                  2002, and November 8, 2002, is hereby incorporated by reference.

         2. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed September 18, 2001 and as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17,
                  2002, and November 8, 2002).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed September 18, 2001 and as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17, 2002, and November 8, 2002).

         4.       Form of Stock Certificate (incorporated by reference to
                  Exhibit 4 of the Registration Statement on Form SB-2 as filed September 18, 2001 and as amended on December 14, 2001, May 2, 2002, July 23, 2002, September 11, 2002, October 17, 2002, and
                  November 8, 2002).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             WAYNE SAVINGS BANCSHARES, INC.



Date: January 7, 2003                    By: /s/ Charles F. Finn
                                             -----------------------------------
                                             Charles F. Finn
                                             Chairman, President and Chief
                                             Executive Officer